UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

SEPTEMBER 15, 2009
Date of Report (date of Earliest Event Reported)

O2DIESEL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32228	91-2023525

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 COMMERCE DRIVE, SUITE 301, NEWARK, DE 19713
(Address of principal executive offices and zip code)

(302) 266-6000
 (Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.03               Bankruptcy Or Receivership

As previously disclosed on July 24, 2009, O2Diesel Corporation (the “Company”) and its indirect domestic subsidiary (collectively, the “Debtors”) filed voluntary petitions under Chapter 11 of Title 11 of the United States Code (the “Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Debtors continued to operate their businesses as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Code.

On September 15, 2009, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ First Amended Joint Plan of Reorganization, dated September 11, 2009 (the “Plan”).  The Debtors will emerge from bankruptcy upon satisfaction of waiver of the conditions to the effective date (the “Effective Date”) of the Plan, which conditions include, the Confirmation Order becoming a final order, completion of requirements set forth in Article V.D.1 of the Plan, and issuance of new common stock by the Company.

On August 3, 2009, the Company had approximately 88,490,174 shares of common stock issued and outstanding.  On the Effective Date, all of the issued and outstanding shares of common stock shall be canceled and 100 shares of common stock of the company will be authorized and will be issued to Energenics Holdings, Pte Ltd.  Accordingly, on or as soon as practicable after the Effective Date, the Company intends to file a Form 15 and take all other steps necessary to cease being subject to the periodic reporting requirements of the federal securities laws.  Upon filing a Form 15, the Company will immediately cease filing any further periodic reports under the Securities Exchange Act of 1934, as amended.

The assets and liabilities of the Company as of the date of the Confirmation Order are as set forth in the Plan filed with the Bankruptcy Court, which is attached hereto and incorporated herein by reference.

The following is a summary of the material features of the Plan.  This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for, a full and complete reading of, the Plan.  This summary is qualified in its entirety by reference to the full text of the Plan.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

A.  Classification and Treatment of Claims and Interests

1.  Classified Claims.  The Plan classifies Claims against and Interests in the Debtors into several Classes, which are summarized as follows:

Class	Description	Impaired	Entitled to Vote	Treatment
1	Energenics	Yes	Yes	Principal paid. Interest and fees not paid.

2	Priority Non-Tax Claims	No	No	No Class 2 Claims were scheduled or filed.

3	Unsecured Claims	Yes	Yes
Allowed Class 3 Claims will receive pro rata distributions of the Plan Funding Amount (which amount is $100,000), after payment of Allowed Administrative Expenses, Priority Tax Claims and the fees and costs of the Reorganized Debtors in reconciling objectionable Claims.

4	O2 Corp. Equity Interests	Yes	No	No recovery.

5	O2 Inc. Equity Interests	No	No	Not affected by Plan.

2.  Unclassified Claims.

(a)  Administrative Claims.  The Plan generally provides that Allowed Administrative Expenses will be paid on the later of:  the Effective Date, or ten days after the Administrative Expense becomes an Allowed Administrative Expense.

(b)  Priority Tax Claims.  The Plan generally provides that Allowed Priority Tax Claims will be paid from the Plan Funding Amount.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

2.01         First Amended Joint Plan of Reorganization

2.02         Order Confirming the First Amended Joint Plan

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

Date:	September 21, 2009	By:	/s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer